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Alloy Online, Inc. has omitted from this Exhibit 10.8 portions of the Agreement for which Alloy Online, Inc. has requested confidential treatment from the Securities and Exchange Commission. The portions of the Agreement for which confidential treatment has been requested have been filed separately with the Securities and Exchange Commission. Such omitted portions have been marked with an asterisk.


                                                                    EXHIBIT 10.8


                         MAILING LIST PURCHASE AGREEMENT

         This Mailing List Purchase Agreement (the "Agreement") is made as of February 22, 1999 by and between Alloy Designs, Inc., a Delaware corporation ("Alloy"), and Just Nikki, Inc. a Delaware corporation (the "Seller").

         WHEREAS, the Seller has developed a mailing list of names and addresses of potential customers in connection with its Just Nikki catalogs (the "Mailing List"); and

         WHEREAS, the Seller has decided to discontinue its Just Nikki catalog business; and

         WHEREAS, the Seller is willing to sell a single copy of the Mailing List and Alloy is willing to buy a single copy the Mailing List on a non-exclusive basis.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. PURCHASE AND SALE OF MAILING LIST. Subject to the terms and conditions of this Agreement, the Seller hereby agrees to sell to Alloy, and Alloy hereby agrees to purchase from the Seller, the Mailing List, free and clear of all liens, claims or encumbrances.

         2. PURCHASE PRICE. In full consideration for the purchase and sale of the Mailing List contemplated by this Agreement, Alloy shall pay the Seller the
sum of [   ]* ($[  ]*) (the "Purchase Price"). The Purchase Price will be payable by Alloy to the Seller upon delivery of the Mailing List to Alloy by the Seller in computer or machine readable form reasonably acceptable to Alloy.

         3. REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller represents and warrants to Alloy as follows:

         (a) ORGANIZATION AND QUALIFICATION. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

         (b) CORPORATE POWER AND AUTHORITY. The Seller has the corporate power and authority to execute, deliver and perform this Agreement and the other documents and instruments contemplated hereby. The execution, delivery and performance of this Agreement and the documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by the Seller. This Agreement and the other documents and instruments to be executed and delivered by the Seller have been duly executed and delivered by, and constitute the legal, valid and binding obligations of, the Seller enforceable against the Seller in accordance with their terms.

         (c) VALIDITY, ETC. Neither the execution and delivery of this Agreement and the other documents and instruments contemplated hereby, the consummation of the transactions contemplated hereby or thereby, nor the performance of this Agreement and such other


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agreements in compliance with the terms and conditions hereof and thereof will
(i) violate, conflict with or result in any breach of any certificate of incorporation, bylaw, judgment, decree, order, statute or regulation applicable to the Seller, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority,
(iii) result in a breach of or default under any law, rule or regulation or any judgment, decree, order, governmental permit, license or order, or any of the provisions of any material agreement or other instrument to which the Seller is a party, (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Seller, or (v) result in the creation of any lien, claim or encumbrance upon the Mailing List.

         (d) LITIGATION. There is no action, suit, claim, arbitration, proceeding or investigation pending or, to the Seller's knowledge, threatened against or affecting the Seller, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, relating to the Mailing List.

         (e) MAILING LIST. The Seller owns the Mailing List free of all liens, claims and encumbrances and has the full power and right to sell the Mailing List to Alloy as set forth in this Agreement. The Mailing List contains a total
of [   ]* names and addresses more or less, of which approximately [   ]* names
and addresses are of persons who made at least one purchase from the Just Nikki
catalog between February 1, 1998 and January 10, 1999 and approximately [   ]*
names and addresses of persons who requested a copy of the Just Nikki catalog between such dates.

         4. REPRESENTATIONS AND WARRANTIES OF ALLOY. Alloy represents and warrants to the Seller as follows:

         (a) ORGANIZATION. Alloy is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

         (b) POWER AND AUTHORITY. Alloy has the corporate power and authority to execute, deliver and perform this Agreement and the other documents and instruments contemplated hereby. The execution, delivery and performance of this Agreement and the documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by Alloy. This Agreement and the other documents and instruments to be executed and delivered by Alloy have been duly executed and delivered by, and constitute the legal, valid and binding obligation of Alloy enforceable against Alloy in accordance with their terms.

         (c) VALIDITY, ETC. Neither the execution and delivery of this Agreement and the other documents and instruments contemplated hereby, the consummation of the transactions contemplated hereby or thereby, nor the performance of this Agreement and such other agreements in compliance with the terms and conditions hereof and thereof will (i) conflict with or result in any breach of any certificate of incorporation, bylaw, judgment, decree, order, statute or regulation applicable to Alloy, (ii) require any consent, approval, authorization or permit of, or

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filing with or notification to, any governmental or regulatory authority, (iii)
result in a breach of or default under any law, rule or regulation or any judgment, decree, order, governmental permit, license or order, or any of the terms, conditions or provisions of any material agreement or other instrument to which Alloy is a party, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Alloy.

         (d) NON-EXCLUSIVE. Alloy recognizes and agrees that it is purchasing a single copy of the Mailing List on a non-exclusive basis and, accordingly, that the Seller may sell the Mailing List to one or more additional buyers other than Alloy.

         (e) USAGE. Alloy agrees to use the Mailing List for internal purposes only and agrees not to re-sell the Mailing List in the form in which it is delivered by the Seller to any third party. Buyer further agrees not to use the Mailing List for any illegal or immoral purpose.

         5. FURTHER ASSURANCES. Each of Alloy and the Seller agrees to execute and deliver such additional instruments and documents as the other party may reasonably request to confirm and carry out the intent and purposes of this Agreement.

         6. INDEMNITY. Each party agrees to indemnify, defend, and hold the other party, its officers, directors, employees and shareholders and their respective successors and assigns from, against and with respect to any claim, liability, obligation, loss, damage, assessment, judgment, cost and expense (including, without limitation, reasonable attorneys' and accountants' fees and other costs and expenses reasonably incurred by them) of any kind or character, arising out of or relating to any inaccuracy or breach of the representations, warranties and covenants of that party contained in this Agreement.

         7. NOTICES. All notices and other communications required or permitted to be given hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by telex, telecopy or facsimile transmission, (iii) sent by overnight courier, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid:

                  If to Alloy to:           Alloy Designs, Inc.
                                            115 West 30th Street
                                            New York, NY 10001
                                            Facsimile:  212/244-4311
                                            Attention:  Matthew C. Diamond

                  If to the Seller to:      Just Nikki, Inc.
                                            ________________________
                                            ________________________
                                            Facsimile:  ____________
                                            Attention:  Officer of Just Nikki



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         All notices and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if made by telex, telecopier or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered or certified mail, on the fifth (5th) business day following the day such mailing is made.

         8. MISCELLANEOUS.

         (a) This Agreement (i) is to be construed and enforced in accordance with the law of the State of New York without regard to the conflict of laws principles thereof, (ii) is binding upon and shall inure to the benefit of the parties hereto and (iii) may be canceled, modified or amended only by a written instrument executed by both parties hereto.

         (b) The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

         (c) Any legal action or proceeding with respect to this Agreement shall be brought in the courts of the State of New York or of the United States of America located in the State of New York. Each of the parties hereto irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the party at its address set forth in Section 7 hereof.

         (d) The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect the meaning or construction of any of the terms or provisions hereof.

         (e) Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys engaged by such party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

         (f) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof.

         (g) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute a single agreement,

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         IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed and delivered by their respective duly authorized representatives as of the date first set forth above.

                                     ALLOY DESIGNS, INC.


                                     By:      /s/ Matt C. Diamond
                                              -------------------
                                     Name:    Matt C. Diamond
                                     Title:   C.E.O.


                                     JUST NIKKI, INC.


                                     By:      /s/ Ira Kaplan
                                              -------------------
                                     Name:    Ira Kaplan
                                     Title:   C.F.O.



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